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                                                                  EXHIBIT 10.56


                            PATENT LICENSE AGREEMENT
                               AND MUTUAL RELEASE

                                     between

                            LUCENT TECHNOLOGIES INC.

                                       and

                      ASPECT TELECOMMUNICATIONS CORPORATION

                         Effective as of January 1, 1998


                                Relating to [*]














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                            PATENT LICENSE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I - GRANTS OF LICENSES

1.01 Grant
1.02 Duration and Extent
1.03 Scope
1.04 Ability to Provide Licenses
1.05 Joint Inventions
1.06 Publicity
1.07 Pending Patent Litigation

ARTICLE II - ROYALTY AND PAYMENTS

2.01 Royalty Calculation

ARTICLE III - TERMINATION

3.01 Breach
3.02 Voluntary Termination
3.03 Survival

ARTICLE IV - MISCELLANEOUS PROVISIONS

4.01 Disclaimer
4.02 Limited Assignability; Mergers and Acquisitions
4.03 Addresses
4.04 Taxes
4.05 Choice of Law
4.06 Integration
4.07 Outside the United States
4.08 Dispute Resolution
4.09 Releases
4.10 Existing License Agreements

DEFINITIONS APPENDIX


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                            PATENT LICENSE AGREEMENT

      Effective as of January 1, 1998 (the "Effective Date"), LUCENT TECHNOLOGIES INC., a Delaware corporation ("LUCENT"), having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and ASPECT TELECOMMUNICATIONS CORPORATION, a California corporation ("ASPECT"), having an office at 1730 Fox Drive, San Jose, California 95131-2312, agree as follows:*

                                   ARTICLE I

                               GRANTS OF LICENSES

1.01  GRANT

      (a) LUCENT hereby grants to ASPECT under LUCENT's PATENTS personal, nonexclusive and non-transferable worldwide licenses for:

                                      [*]

      (b) ASPECT hereby grants to LUCENT under ASPECT's PATENTS personal, nonexclusive, royalty-free and non-transferable worldwide licenses for:

                                      [*]

1.02  DURATION AND EXTENT

      All licenses granted herein by either party under any patent shall terminate on the earlier of such patent's expiration or the end of the LIMITED PERIOD. At the end of the LIMITED PERIOD, the cross-licenses for future use of the patents shall expire unless renewed, but the parties and their customers, acting within the scope of the license, shall be immune from infringement claims for activities during the LIMITED PERIOD, and such protection shall extend to the parties and their customers, acting within the scope of the license, for all transactions during the LIMITED PERIOD. For example, manufacture, sale or lease of LICENSED PRODUCTS during the LIMITED PERIOD would not be subject to a retroactive claim for damages after the LIMITED PERIOD ends, and no parties or customers, acting within the scope of the license, would be subject to claims for infringement at any time for LICENSED PRODUCTS initially sold or leased during the LIMITED PERIOD.


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*  Any term in capital letters which is defined in the Definitions Appendix shall have the meaning specified therein.

[*] = OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS
      BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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1.03  SCOPE

      (a) The licenses granted herein are licenses to (i) make, have made, use, lease, offer to sell, sell and import LICENSED PRODUCTS; (ii) make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of LICENSED PRODUCTS which are or have been made, used, leased, owned, sold or imported by the grantee of such license; and (iii) convey to any customer of the grantee, with respect to any LICENSED PRODUCT which is sold or leased by such grantee to such customer, rights to use and resell such LICENSED PRODUCT as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such LICENSED PRODUCT (as sold or leased) with any other product not furnished by grantee, (2) a method or process which is other than the method of operation carried out by the LICENSED PRODUCT in the form furnished by grantee, or (3) a method or process involving the use of a LICENSED PRODUCT to manufacture (including associated testing) any other product.

      (b) The licenses granted herein are not to be construed either (i) as consent by the grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof for products not manufactured and sold (or leased) by ASPECT and its SUBSIDIARIES, licensed pursuant to the provisions of this Agreement, or LUCENT and its SUBSIDIARIES, licensed pursuant to the provisions of this Agreement.

      (c) Until an event specified in Section 4.02(c) occurs, the grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a party's SUBSIDIARIES for so long as they remain its SUBSIDIARIES. Any such sublicense may be made effective retroactively, but not prior to the effective date hereof, nor prior to the sublicensee's becoming a SUBSIDIARY of such party. When an event specified in Section 4.02(c) occurs, only the party acquired is precluded from granting sublicenses to its SUBSIDIARIES.

      (d) The "have-made" right of ASPECT and LUCENT to sell LICENSED PRODUCTS does not include the right to distribute products or offer services of a third party for the purpose of shielding such products and/or services from the patents of the other party.

1.04  ABILITY TO PROVIDE LICENSES

      (a) It is recognized that certain actions of the parties to this Agreement may limit their ability to provide licenses hereunder without constituting a breach. In particular, (i) prior to the actual or constructive reduction to practice of an invention disclosed in a patent application of a party or its SUBSIDIARY, such party or SUBSIDIARY may assign to a third party the title to patents on such invention, or (ii) prior to the execution of this Agreement, a party or its SUBSIDIARY may have limited by contract its ability to provide licenses hereunder with respect to certain patents or technologies.



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      (b)   Each party agrees to disclose to the other party, promptly upon receipt of a written request for such disclosure, any such assignment or other contractual limitation with respect to any patent and/or technology which is specifically identified in such request.

      (c) Each party represents that it has already disclosed to the other party any such assignment or other contractual limitation currently in effect with respect to any patent and/or technology specifically identified in any such disclosure request received by it prior to execution of this Agreement.

      (d) A party's failure to meet any obligation hereunder, due to the assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this Agreement.

      (e) LUCENT represents and warrants that, except for its patents (and applications) relating to the following areas of technology, LUCENT has the right and ability to grant under LUCENT's PATENTS the licenses and releases in this Agreement:

            optical tweezers, connector system products, optical traps, insecticide dispensers, printed circuit boards and backplanes, scalpel machines, locator devices, near field scanning optical instruments, undersea surveillance, manufacture of copper wire, fingerprint identification systems and fifty telecommunications services patents that are jointly owned by AT&T Corp. and LUCENT. Telecommunications services is defined as the operation of a communications network to provide communication services to customers, including the processing of information, to the extent needed to transfer information between locations. Except as limited by a confidential agreement with AT&T regarding the grant of rights for telecommunication services under the fifty patents, LUCENT grants rights herein to ASPECT under the fifty patents in accordance with ARTICLE 1 of this Agreement.

      (f) ASPECT represents and warrants that, except for its patents (and applications) relating to the following areas of technology, ASPECT has the right and ability to grant for ASPECT's PATENTS the licenses and releases in this Agreement:

            automatic warranty registration outside the field of hardware, software or peripheral equipment principally used in commercial telecommunications systems.

1.05  JOINT INVENTIONS

      (a) There are countries (not including the United States) which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions.

      (b) Each party shall give such consent, or shall obtain such consent from its SUBSIDIARIES, its employees or employees of any of its SUBSIDIARIES, as required to make


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            full and effective any such licenses and rights respecting any joint invention granted to the grantee hereunder by such party and by another licensor of such grantee.

      (c) Each party shall take steps which are reasonable under the circumstances to obtain from third parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such party is unable to obtain the requisite consents from such third parties, the resulting inability of such party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement provided, however, that such party shall afford the grantee the opportunity to obtain such consents itself.

1.06  PUBLICITY

      (a) Nothing in this Agreement shall be construed as conferring upon either party or its SUBSIDIARIES any right to include in advertising, packaging or other commercial activities related to a LICENSED PRODUCT, any reference to the other party (or any of its SUBSIDIARIES), its trade names, trademarks or service marks.

      (b) Neither party shall disclose any of the terms and conditions (including but not limited to payments) of this Agreement without the written consent of the other party, unless such disclosure is:

            (i) in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the disclosing party shall have given prior notice to the other party and made a reasonable effort to obtain a protective order requiring that the information so disclosed be used only for the purposes for which the order was issued; or

            (ii) otherwise required by law, including but not limited to disclosures required by securities laws or regulations; or

            (iii) necessary to establish rights under this Agreement; or
                  necessary for use by outside accountants and legal counsel

            Notwithstanding (ii) and (iii), each party shall take reasonable steps to preclude the release of the financial terms of this Agreement such as, for example, filing this Agreement in confidence with the Securities and Exchange Commission (SEC), and deleting the financial terms therefrom in any copy, if any, made available to the public.

      (c) The parties will issue a joint press release, either prior to the stock market opening or after its close, reciting that the parties have dismissed their respective lawsuits, released one another for claims of past infringement, settled their disputes, and that Aspect will pay an undisclosed sum to Lucent in connection with the settlement and cross license. In accordance with Section 1.06(b), except as required by the securities laws or similar governmental regulations, reporting to auditors and legal process, the terms of the agreement shall remain confidential.



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1.07 PENDING PATENT LITIGATION

      (a) The parties agree that the following pending patent litigations will be dismissed with prejudice within ten (10) days after execution of this Agreement:

            (i) LUCENT v. ASPECT, Civil Action No. 97-1618 in the U.S. District Court for the Eastern District of Pennsylvania ("Allentown Action");

            (ii) LUCENT v. ASPECT, Civil Action No. 3-98CV0280-G in the U.S. District Court for the Northern District of Texas; and

            (iii) ASPECT v. LUCENT, Civil Action No. C98-0422 in the U.S.
                  District Court for the Northern District of California ("California Action").

      (b) The parties also agree not to pursue any arbitration proceedings involving Aspect, Lucent, Octel, Syntellect or STC concerning the interpretation of any contract that relates to patents acquired by Aspect.

      (c) Each party shall bear its own costs and attorneys' fees in all litigations and arbitrations.

      (d) The parties represent that there are no other pending lawsuits or arbitrations against the other involving intellectual property.

      (e) With respect to the pending litigation set forth in Section 1.07(a), each of the parties represents and warrants to the other that it has not heretofore assigned or transferred or purported to assign or transfer any of the claims in such suits, or any part or portion thereof, and agrees to indemnify and hold harmless the other from and against any claim, demand, damage, debt, liability, account, reckoning, obligation, cost, expense, lien, action and cause of action (including the payment of attorneys' fees and cost actually incurred, whether or not litigation is commenced) based on, in connection with or arising out of any such assignment or transfer or purported or claimed assignment or transfer.

      (f) LUCENT warrants that it owns the four patents asserted in the Allentown Action; that the term LUCENT's PATENTS includes each of these patents; that licenses and releases are granted herein to ASPECT with respect to each of the four patents; and that LUCENT has the right to grant such licenses and releases.

      (g) ASPECT warrants that it owns the seven patents asserted in the California Action; that the term ASPECT's PATENTS includes each of these patents; that licenses and releases are granted herein to LUCENT with respect to each of the seven patents;. and that ASPECT has the right to grant such licenses and releases.









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                                   ARTICLE II
                              ROYALTY AND PAYMENTS

2.01  ROYALTY CALCULATION

      (a) [*] U.S. dollars ($[*]), payable to LUCENT by wire transfer within ten business days after execution of this Agreement representing fourteen million U.S. dollars ($14,000,000) for the releases granted in Section 4.09(a) and [*] U.S. dollars ($[*]) for royalties for calendar year 1998.

      (b)   Four annual payments to LUCENT as follows:

            [*] U.S. dollars ($[*]) royalty for calendar year 1999 payable on March 15, 1999;

            [*] U.S. dollars ($[*]) royalty for calendar year 2000 payable on March 15, 2000;

            [*] U.S. dollars ($[*]) royalty for calendar year 2001 payable on March 15, 2001; and

            [*] U.S. dollars ($[*]) royalty for calendar year 2002 payable on March 15, 2002.

      (c)   Two annual payments payable to LUCENT as follows:

            [*] U.S. dollars ($[*]) royalty for calendar year 2003 payable on

            March 15, 2003; and

            [*] U.S. dollars ($[*]) royalty for calendar year 2004 payable on March 15, 2004.

      (d) ASPECT shall have the option to extend or not extend the LIMITED PERIOD on a year-by-year basis as follows:

                (1) On or before November 1, 2004, ASPECT shall notify
            LUCENT if ASPECT elects not to extend the LIMITED PERIOD for calendar year 2005. In the absence of such a notification, the one-year extension shall be automatic and, on or before March 15, 2005, ASPECT shall pay LUCENT the sum of [*] U.S. Dollars ($[*]). This is a minimum payment for the calendar year 2005. The amount actually owed for calendar year 2005 is the higher of [*] U.S. dollars ($[*]) or [*] U.S. dollars ($[*]) plus [*]% of the amount, if any, by which ASPECT's publicly reported "Product" revenues for calendar year 2005 exceed [*] U.S. dollars ($[*]). For example, if ASPECT's Product revenues for 2005 were $[*], the total royalty due would be [*] U.S. dollars ($[*]), i.e., [*] plus [*].

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                Any royalty due above the minimum payment (e.g., [*] dollars in the example) is payable March 15, 2006.

                    (2) On or before November 1, 2005, ASPECT shall notify
                LUCENT if ASPECT elects not to extend the LIMITED PERIOD for calendar year 2006. In the absence of such a notification, the one year extension shall be automatic and, on or before March 15, 2006, ASPECT shall pay LUCENT the sum of [*] U.S. dollars ($[*]). This is a minimum payment for the calendar year 2006. The amount actually owed for calendar year 2006 is the higher of [*] ($[*]) or [*] U.S. dollars ($[*]) plus [*]% of the amount, if any, by which ASPECT's publicly reported Product revenues for calendar year 2006 exceed [*] U.S. dollars ($[*]). Any royalty due above the minimum payment is payable March 15, 2007.

                    (3) On or before November 1, 2006, ASPECT shall notify
                LUCENT if ASPECT elects not to extend the LIMITED PERIOD from January 1, 2007 through February 28, 2008. In the absence of such a notification, the fourteen month extension shall be automatic and, on or before March 15, 2007, ASPECT shall pay LUCENT the sum of [*] U.S. Dollars ($[*]). This is a minimum payment for the period from January 1, 2007 and February 28, 2008. The amount actually owed for this period is the higher of [*] U.S. dollars or [*] U.S. dollars plus [*]% of the amount, if any, by which ASPECT's publicly reported Product revenues for calendar year 2007 exceed [*] U.S. dollars ($[*]). Any royalty due above the minimum payment is payable March 15, 2008.

                An election by ASPECT not to extend the LIMITED PERIOD shall operate to preclude any extension of the LIMITED PERIOD for subsequent years as well.

      (e) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percentage points (3%) over the prime rate or successive prime rates (as posted in New York
            City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

                                  ARTICLE III
                                  TERMINATION

3.01  BREACH

      In the event of a breach of this Agreement by either party, the other party may, in addition to any other remedies that it may have, at any time terminate all licenses and rights granted by it hereunder by not less than two
(2) months written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

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3.02  VOLUNTARY TERMINATION

      (a) By written notice to the other party, either party may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder. Such notice shall specify the effective date (not more than six (6) months prior to the giving of said notice) of such termination and shall clearly specify any affected patent, invention or product.

      (b) In the event of an acquisition/merger as specified in Section 4.02(c), if the acquired company fails to remain a separately identifiable business for a period of one month, this shall be deemed a voluntary termination of this Agreement by the acquired company.

3.03  SURVIVAL

      (a) If a company ceases to be a SUBSIDIARY of a party, licenses and rights granted hereunder with respect to patents of such SUBSIDIARY on applications filed prior to the date of such cessation, shall not be affected by such cessation.

      (b) Any termination of licenses and rights of a party under the provisions of this Article III shall not affect such party's licenses, rights and obligations with respect to any LICENSED PRODUCT made prior to such termination, shall not affect the licenses and rights of CUSTOMERS of such party with respect to past and future use of LICENSED PRODUCTS initially sold or leased prior to such termination, and shall not affect the other party's licenses and rights (and obligations related thereto) during the LIMITED PERIOD.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

4.01  DISCLAIMER

      NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES MAKES ANY REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OR CONFERS ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE LICENSES, RIGHTS AND WARRANTIES HEREIN EXPRESSLY GRANTED.

4.02  LIMITED ASSIGNABILITY; MERGERS AND ACQUISITIONS

      (a) The licenses granted hereunder to LUCENT shall extend to the products or services of any business LUCENT acquires during the license term without the payment of any additional royalties for so long as that business is a part of LUCENT or is a SUBSIDIARY of LUCENT.

      (b)   The licenses granted hereunder to ASPECT shall extend to [*]




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           [*]

      (c)  [*]



4.03  ADDRESSES

      (a) Any notice or other communication hereunder shall be sufficiently given to ASPECT when sent by certified mail addressed to General Counsel, Aspect Telecommunications Corporation, 1730 Fox Drive, San Jose, California 95131-2312, or to LUCENT when sent by certified mail addressed to Contract Administrator, Intellectual Property Organization, Lucent


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            Technologies, Inc., Suite 105, 14645 N.W. 77th Avenue, Miami Lakes,
            Florida 33014, United States of America. Changes in such addresses may be specified by written notice.

      (b) Payments by ASPECT shall be made to LUCENT at Sun Trust, P.O. Box 913021, Orlando, Florida, 32891-3021, United States of America. Alternatively, payments to LUCENT may be made by bank wire transfers to LUCENT's account: Lucent Technologies Licensing, Account No. 910-2-568475, Swift Code: CHASUS33, ABA Code: 021000021, at Chase Manhattan Bank, N.A., 55 Water Street, New York, New York 10041, United States of America. Changes in such address or account may be specified by written notice. If any date specified herein for the payment of royalties falls on a weekend or holiday, the payment will be timely if made on the next business day following said date. All payments shall be made in U.S. dollars.

4.04  TAXES

      Each party shall bear the tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed on it as a result of the operation or existence of this Agreement. More specifically, Lucent shall pay (i) net income taxes imposed upon LUCENT by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) net income taxes imposed upon LUCENT by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of LUCENT or any of its SUBSIDIARIES. In order for the exception in (ii) to be effective, ASPECT must furnish to LUCENT evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid. Such evidence must be furnished to LUCENT within thirty
(30) days of issuance by the local taxing authority.

4.05  CHOICE OF LAW

      The parties are familiar with the principles of New York commercial law, and desire and agree that the law of New York shall apply in any dispute arising with respect to this Agreement.

4.06  INTEGRATION

      This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the party to be bound thereby.

4.07  OUTSIDE THE UNITED STATES

      (a) There are countries in which the owner of an invention is entitled to compensation, damages or other monetary award for another's unlicensed manufacture, sale, lease, use or importation involving such invention prior to the date of issuance of a patent for such invention but on or after a certain earlier date, hereinafter referred to as the invention's "protection commencement date" (e.g., the date of publication of allowed claims or the date of publication or



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            "laying open" of the filed patent application). In some instances, other conditions precedent must also be fulfilled (e.g., knowledge or actual notification of the filed patent application). The parties agree that (i) an invention which has a protection commencement date in any such country may be used in such country pursuant to the terms of this Agreement on and after any such date, and (ii) all such conditions precedent are deemed satisfied by this Agreement.

      (b) There may be countries in which a party hereto may have, as a consequence of this Agreement, rights against infringers of the other party's patents licensed hereunder. Each party hereby waives any such right it may have by reason of any third party's infringement or alleged infringement of any such patents.

      (c) Each party hereby agrees to register or cause to be registered, to the extent required by applicable law, and without expense to the other party or any of its SUBSIDIARIES, any agreements wherein sublicenses are granted by it under the granting party's patents. Each party hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to the other party.

4.08  DISPUTE RESOLUTION

      (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty
            (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

      (b) Any award made (i) shall be a bare award limited to a holding for or against a party and affording such remedy as is deemed equitable, just and within the scope of the agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

      (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

      (d) The arbitrator shall be knowledgeable in the legal and technical aspects of this Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the agreement.

      (e) The agreement shall be interpreted in accordance with the laws of the State of New York exclusive of its conflict of laws provisions and the place of mediation and arbitration shall be New York City.


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      (f)   Each party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

      (g) A request by a party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

      (h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto.

      (i) The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

4.09  RELEASES

      (a) In consideration of the sum of fourteen million United States dollars (U.S.$14,000,000.00) and other good and valuable consideration paid by ASPECT to LUCENT, and subject to the receipt thereof, LUCENT, for itself and for its present SUBSIDIARIES, hereby releases ASPECT, its present SUBSIDIARIES, and all customers (but only for and to the extent of the products furnished by ASPECT) and all suppliers (but only for and to the extent of the products sold to ASPECT) of products of the kinds herein licensed as of the effective date hereof to ASPECT, only from all claims, demands and rights of action which LUCENT or any of its present SUBSIDIARIES may have on account of any infringement or alleged infringement of any patent issued in any country of the world, or any other alleged misappropriation of intellectual property rights, by reason of the manufacture or any past or future use, lease, sale or importation of any of such products which, prior to the effective date hereof, were used or furnished by ASPECT or any of its present SUBSIDIARIES.

      (b) ASPECT, for itself and for its present SUBSIDIARIES, hereby releases LUCENT, its present SUBSIDIARIES, and all customers (but only for and to the extent of the products furnished by LUCENT) and all suppliers (but only for and to the extent of the products sold to LUCENT) of products of the kinds herein licensed as of the effective date hereof to LUCENT, only from all claims, demands and rights of action which ASPECT or any of its present SUBSIDIARIES may have on account of any infringement or alleged infringement of any patent issued in any country of the world, or any other alleged misappropriation of intellectual property rights, by reason of the manufacture or any past or future use, lease, sale or importation of any of such products which, prior to the effective date hereof, were used or furnished by LUCENT or any of its present SUBSIDIARIES.

4.10  EXISTING LICENSE AGREEMENTS

      Any preexisting patent license agreements between ASPECT (or its SUBSIDIARIES or any third party previously owning any patent now licensed by ASPECT hereunder) and LUCENT (or its SUBSIDIARIES or any third party previously owning any patent now licensed by LUCENT hereunder) shall remain in full force and effect notwithstanding this Agreement. ASPECT hereby consents to any assignment, dated after the lawsuits referenced herein have been


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

dismissed, from Octel to LUCENT of the Aspect-Octel Patent License Agreement dated as of December 30, 1993 and amended as of May 7, 1996.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

                                        LUCENT TECHNOLOGIES INC.

                                        By:   /s/ M.R. GREENE
                                             -----------------------------------
                                              M.R. Greene
                                              Acting President - Intellectual
                                                Property

                                        Date:  2/27/98
                                             -----------------------------------


                                        ASPECT TELECOMMUNICATIONS CORPORATION

                                        By:   /s/ MARK MELTZER
                                             -----------------------------------
                                              Mark Meltzer
                                              Vice President, General Counsel


                                        Date: 2/27/98
                                             -----------------------------------


              THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                        REPRESENTATIVES OF BOTH PARTIES.

                              DEFINITIONS APPENDIX

GENERAL DEFINITIONS:

ASPECT's PATENTS means every patent (including utility models but excluding design patents and design registrations) issued in any country of the world which claims or is otherwise directed to an invention disclosed in any patent application filed in that country or in any other country prior to the end of the LIMITED PERIOD, provided that, at any time after the actual or constructive reduction to practice of such invention disclosed in any such application and after the effective date of this Agreement, ASPECT (or any SUBSIDIARY of ASPECT) has the right to grant any licenses of the type herein granted by ASPECT under such patent.

LICENSED PRODUCT means, as to any grantee, any product (including any specified combination of other products) listed for such grantee in Section 1.01.

LIMITED PERIOD means the period commencing on the effective date of this Agreement and ending on December 31, 2004. This period shall automatically be extended, year-by-year, for years 2005, 2006 and 2007, respectively, unless ASPECT provides timely notice to LUCENT, pursuant to Section 2.01(d), that ASPECT does not wish to extend the period., If ASPECT provides timely notice to LUCENT that ASPECT does not wish to extend the period for year 2005, the LIMITED PERIOD shall end on December 31, 2004 otherwise it shall automatically be extended to December 31, 2005. Assuming the LIMITED PERIOD has been extended for 2005, if ASPECT provides timely notice to LUCENT that ASPECT does not wish to extend the period for year 2006, the LIMITED PERIOD shall end on December 31, 2005 otherwise it shall automatically be extended to December 31, 2006. Assuming the LIMITED PERIOD has been extended for 2005 and 2006, if ASPECT provides timely notice to LUCENT that ASPECT does not wish to extend the period for year 2007, the LIMITED PERIOD shall end on December 31, 2006, otherwise the LIMITED PERIOD shall automatically be extended through and including February 28, 2008.

LUCENT's PATENTS means every patent (including utility models but excluding design patents and design registrations) issued in any country of the world which claims or is otherwise directed to an invention disclosed in any patent application filed in that country or in any other country prior to the end of the LIMITED PERIOD, provided that, at any time after the actual or constructive reduction to practice of such invention disclosed in any such application and after the effective date of this Agreement, LUCENT (or any SUBSIDIARY of LUCENT) has the right to grant any licenses of the type herein granted by LUCENT under such patent. Provided, however, that in any case "LUCENT's PATENTS" shall be deemed to exclude all patent claims (including extensions and reissues thereof) issuing in any country of the world which claim or are otherwise directed to dispersion compensated fiber or non-zero dispersion fiber (NZDF), or to a process for manufacturing SEMICONDUCTIVE DEVICES utilizing spatially patterned masks in conjunction with an electron beam.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

TECHNICAL DEFINITIONS:

                                      [*]



----------
[*] = OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE MATERIAL HAS
      BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      16